                                                                    EXHIBIT 10.4

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                                LOAN AGREEMENT

                                By and Between

            CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY

                                      and

                           PEET'S COFFEE & TEA, INC.

                         Dated as of December 1, 1995

================================================================================

     The interest of the CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY (the "Authority") in this Loan Agreement has been assigned (except for amounts payable under Sections 4.2(b), 7.3, 9.2 and 9.3 hereof and its right to receive notices) pursuant to the Indenture of Trust dated as of the date hereof, from the Authority to First Trust of California, National Association, as trustee thereunder, and is subject to such assignment.

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                                                         TABLE OF CONTENTS
                                                         -----------------

     Section                                                                                               Page
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
     PARTIES ..............................................................................................   1
     PREAMBLES.............................................................................................   1

                                                            ARTICLE I

                                                            DEFINITIONS

     1.1.     DEFINITION OF TERMS..........................................................................   2
     1.2.     NUMBER AND GENDER............................................................................   2
     1.3.     ARTICLES, SECTIONS, ETC......................................................................   2

                                                          ARTICLE II

                                                         REPRESENTATIONS

     2.1.     REPRESENTATIONS OF THE AUTHORITY.............................................................   2
     2.2.     REPRESENTATIONS OF THE BORROWER..............................................................   3
     2.3.     BONDHOLDERS TO BENEFIT.......................................................................   4

                                                           ARTICLE III

                                                   CONSTRUCTION OF THE PROJECT

     3.1.     CONSTRUCTION OF THE PROJECT; MODIFICATION OF PROJECT.........................................   4
     3.2.     DISBURSEMENTS FROM THE PROJECT FUND AND COSTS OF ISSUANCE FUND...............................   5
     3.3.     ESTABLISHMENT OF COMPLETION DATE; OBLIGATION OF BORROWER TO COMPLETE.........................   5
     3.4.     INVESTMENT OF MONEYS IN FUNDS................................................................   6

                                                            ARTICLE IV

                                              LOAN OF PROCEEDS; REPAYMENT PROVISIONS

     4.1.     LOAN OF BOND PROCEEDS; ISSUANCE OF BONDS.....................................................   6
     4.2.     LOAN REPAYMENTS AND, OTHER AMOUNTS PAYABLE...................................................   6
     4.3.     RIGHT OF PURCHASE............................................................................   8
     4.4.     UNCONDITIONAL OBLIGATIONS....................................................................   8
     4.5.     ASSIGNMENT OF AUTHORITY'S RIGHTS.............................................................   8
     4.6.     AMOUNTS REMAINING IN FUNDS...................................................................   8

                                                             ARTICLE V

                                                 SPECIAL COVENANTS AND AGREEMENTS

     5.1.     RIGHT OF ACCESS TO THE PROJECT...............................................................   9
     5.2.     THE BORROWER'S MAINTENANCE OF ITS EXISTENCE..................................................   9
     5.3.     RECORDS AND FINANCIAL STATEMENTS OF BORROWER; EMPLOYMENT PRACTICES...........................  10
     5.4.     INSURANCE....................................................................................  10
     5.5.     MAINTENANCE AND REPAIR; TAXES; UTILITY AND OTHER CHARGES.....................................  10
     5.6.     QUALIFICATION IN CALIFORNIA..................................................................  11
     5.7.     ALTERNATE CREDIT FACILITY....................................................................  11
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                                      i.
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     5.8.     LETTERS OF CREDIT...........................................................................   11
     5.9.     COVENANTS OF THE BORROWER...................................................................   12
     5.10.    CAPITAL EXPENDITURES........................................................................   15
     5.11.    SPECIAL ARBITRAGE CERTIFICATIONS............................................................   16
     5.12.    CONTINUING DISCLOSURE.......................................................................   16
     5.13.    LIMITATIONS ON DISPOSITION OF ASSETS; ASSIGNMENT, SALE OR LEASE OF PROJECT..................   16

                                                            ARTICLE VI

                                      DAMAGE, DESTRUCTION AND CONDEMNATION; USE OF PROCEEDS

     6.1.     OBLIGATION TO CONTINUE PAYMENTS.............................................................   17
     6.2.     APPLICATION OF NET PROCEEDS.................................................................   17
     6.3.     INSUFFICIENCY OF NET PROCEEDS...............................................................   18
     6.4.     DAMAGE TO OR CONDEMNATION OF OTHER PROPERTY.................................................   18

                                                           ARTICLE VII

                                                LOAN DEFAULT EVENTS AND REMEDIES

     7.1.     LOAN DEFAULT EVENTS.........................................................................   18
     7.2.     REMEDIES ON DEFAULT.........................................................................   19
     7.3.     AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES...............................................   20
     7.4.     NO REMEDY EXCLUSIVE.........................................................................   20
     7.5.     WAIVERS.....................................................................................   20

                                                           ARTICLE VIII

                                                          PREPAYMENT

     8.1.     REDEMPTION OF BONDS WITH PREPAYMENT MONEYS..................................................   20
     8.2.     OPTIONS TO PREPAY INSTALLMENTS..............................................................   21
     8.3.     MANDATORY PREPAYMIENT.......................................................................   21
     8.4.     AMOUNT OF PREPAYMENT........................................................................   22
     8.5.     NOTICE OF PREPAYMENT........................................................................   23

                                                         ARTICLE IX

                                    NON-LIABILITY OF AUTHORITY; EXPENSES; INDEMNIFICATION

     9.1.     NON-LIABILITY OF AUTHORITY..................................................................   23
     9.2.     EXPENSES....................................................................................   23
     9.3.     INDEMNIFICATION.............................................................................   23

                                                             ARTICLE X

                                                          MISCELLANEOUS

     10.1.    NOTICES.....................................................................................   24
     10.2.    SEVERABILITY................................................................................   24
     10.3.    EXECUTION OF COUNTERPARTS...................................................................   24
     10.4.    AMENDMENTS, CHANGES AND MODIFICATIONS.......................................................   24
     10.5.    GOVERNING LAW...............................................................................   24
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                                      ii.
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                                                         -----------------
                                                             Continued

                                                                                                           Page
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     10.6.    AUTHORIZED REPRESENTATIVE OF THE BORROWER...................................................   24
     10.7.    TERM OF THE AGREEMENT.......................................................................   25
     10.8.    BINDING EFFECT..............................................................................   25
     10.9.    BROKERAGE CONFIRMATIONS.....................................................................   25


     ANNEX A       Details of Issue.......................................................................  A-1

     EXHIBIT A     The Project
     EXHIBIT B     Tax Certificate and Agreement

                                     iii.

                                LOAN AGREEMENT

          THIS LOAN AGREEMENT, dated as of December 1, 1995, between CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY, a public entity of the State of California (the "Authority"), and the Borrower named and more particularly described in Item 1 of Annex A hereto, including, any general partner thereof, if any, any affiliate or guarantor thereof, or any entity which is the surviving, resulting or transferee entity in any merger, consolidation or transfer of assets permitted under Section 5.2 hereof (the "Borrower")

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Authority is a public entity of the State of California, created pursuant to the provisions relating to the joint exercise of powers found in Chapter 5 of Division 7 of Title I (commencing with Section 6500) of the Government Code of the State of California; and

          WHEREAS, the Authority is authorized to finance certain capital projects consisting of industrial facilities pursuant to the provisions of the California Industrial Development Financing Act (constituting Title 10 of the Government Code of the State of California as now in effect and as it may from time to time hereafter be amended or supplemented) (the "Act"); and

          WHEREAS, the Authority is further authorized to issue its bonds for the purpose of paying all or any part of the costs of a project, and for any other authorized purpose; to acquire and hold property, including funds, project agreements and other obligations of any kind, and pledge, encumber or assign the same, or the revenues therefrom or any portion of such revenues, or other rights, whether then owned or possessed, or thereafter acquired, for the benefit of the owners, and as security or additional security for any bonds or the performance of obligations under an indenture; to provide for the advance of bond proceeds and other funds pursuant to project agreements as necessary to pay or reimburse for project costs; and to enter into loan agreements; and

          WHEREAS, in furtherance of the purposes of the Act and in order to protect the health, welfare and safety of the citizens of the State of California (the "State"), the Authority proposes to finance the acquisition, construction, rehabilitation, equipping, installation, improvement, and furnishing of the industrial facilities described in Exhibit A hereto (the "Project") to be owned by the Borrower; and

          WHEREAS, pursuant to and in accordance with the provisions of the Act, the Authority has authorized and undertaken the issuance of its industrial development revenue bonds more particularly described in Item 2 of Annex A (the "Bonds") in the aggregate principal amount set forth in Item 3 of Annex A to provide funds to pay the cost of the Project and the costs of issuance of the Bonds; and

          WHEREAS, the Authority proposes to loan the proceeds of the Bonds to the Borrower, and the Borrower desires to borrow the proceeds of the Bonds upon the terms and conditions set forth herein; and

          WHEREAS, the Authority and the Borrower each has duly authorized the execution and delivery of this Agreement;

          NOW, THEREFORE, for and in consideration of the premises and the material covenants hereinafter contained, the parties hereto hereby formally covenant, agree and bind themselves as follows:

                                       1.

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1. DEFINITION OF TERMS. Unless otherwise defined herein or the context otherwise requires, the terms used in this Agreement shall have the meanings specified in Section 1.01 of the Indenture of Trust, dated as of December 1, 1995 (the "Indenture"), by and between the Authority and First Trust of California, National Association, as Trustee (the "Trustee"), as originally executed or as it may from time to time be supplemented or amended as provided therein.

          SECTION 1.2. NUMBER AND GENDER. The singular form of any word used herein, including the terms defined in Section 1.01 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

          SECTION 1.3. ARTICLES, SECTIONS, ETC. Unless otherwise specified, references to Articles, Sections and other subdivisions in this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as amended from time to time. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole. The headings or titles of the several Articles and Sections, and the table of contents included herein, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

                                  ARTICLE II

                                REPRESENTATIONS

          SECTION 2.1. REPRESENTATIONS OF THE AUTHORITY. The Authority makes the following representations as the basis for its undertakings herein contained:

          (a) The Authority is a public entity of the State. Under the provisions of the Act, the Authority has the power to enter into the transactions contemplated by this Agreement and the Indenture and to carry out its obligations hereunder. The Project constitutes and will constitute a "project" as that term is defined in the Act. By proper action, the Authority has been duly authorized to execute, deliver and duly perform its obligations under this Agreement and the Indenture.

          (b) To finance the Cost of the Project and certain Costs of Issuance, the Authority will issue the Bonds, which will mature, bear interest and be subject to redemption as set forth in the Indenture.

          (c) The Bonds will be issued under and secured by the Indenture, pursuant to which the Authority's interest in this Agreement (except certain rights of the Authority to payment for expenses and indemnification) will be pledged to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds and to the Bank and the Standby Letter of Credit Bank as security for the payment of the obligations of the Borrower under the Master Reimbursement Agreement and the Standby Reimbursement Agreement, respectively.

          (d) The Authority has not pledged and will not pledge its interest in this Agreement for any purpose other than to secure the Bonds under the Indenture and the obligations of the Borrower under the Master Reimbursement Agreement and the Standby Reimbursement Agreement.

                                       2.

          (e) The Authority is not in default under any of the provisions of the laws of the State which default would affect its existence or its powers referred to in subsection (a) of this Section 2.1.

          (f) The Authority has found and determined and hereby finds and determines that (i) the Borrower is a "Company" as such term is defined in the Act; (ii) the loan to be made hereunder with the proceeds of the Bonds will promote the purposes of the Act by providing funds to finance the Construction of the Project; (iii) said loan is in the public interest, serves the public purposes and meets the requirements of the Act; and (iv) the portion of such loan allocable to the Cost of the Project does not exceed the total cost thereof as determined by the Borrower and approved by the Authority; and (v) the Project proposed by the Borrower qualifies under the Authority's financial eligibility standards.

          (g) No member, officer or other official of the Authority has any financial interest whatsoever in the Borrower or in the transactions contemplated by this Agreement and the Indenture.

          SECTION 2.2. REPRESENTATIONS OF THE BORROWER. The Borrower makes the following representations as the basis for its undertakings herein contained:

          (a) As set forth in Item 1 of Annex A, the Borrower is a corporation, partnership, limited liability company, one or more individuals or other legal entity, as applicable, duly incorporated or established under the laws of, and validly existing and in good standing in, the jurisdiction specified in said
Item 1 of Annex A, and is duly qualified to transact business in the State, is not in violation of any provision of any of the Borrower's Organization Documents, has full power and authority to enter into this Agreement, and has duly authorized the execution and delivery of this Agreement by proper action.

          (b) The execution, delivery and performance by the Borrower of this Agreement, the Master Reimbursement Agreement and all other documents contemplated hereby to be executed by the Borrower are within the Borrower's power and have been duly authorized by all necessary action, and neither the execution and delivery of this Agreement, or the Master Reimbursement Agreement, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions hereof and thereof, conflicts with or results in a breach of any of the terms, conditions or provisions of any of the Borrower's Organization Documents, or of any law, statute, rule, regulation, order, judgment, award, injunction, or decree or of any agreement or instrument to which the Borrower is now a party or by which it is bound or affected, or constitutes a default (or would constitute a default with due notice or the passage of time or both) under any of the foregoing, or results in or requires the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Borrower under the terms of any instrument or agreement to which the Borrower is now a party or by which it is bound.

          (c) The estimated Cost of the Project is as set forth in the Tax Certificate and Agreement and has been determined in accordance with sound engineering, construction, and accounting principles. All the information and representations in the Tax Certificate and Agreement are true and correct as of the date thereof.

          (d) The Project consists and will consist of those facilities described in Exhibit A and the Project will not be changed or operated in a manner which would affect the qualification of the Project under the Act or would cause interest on the Bonds not to be Tax-exempt. The Borrower intends to own and will cause the Project to be operated or leased as a facility described by the Act until the principal of, the premium, if any, and the interest on the Bonds shall have been paid.

                                       3.

          (e) The Borrower has and will have title to the Project sufficient to carry out the purposes of this Agreement.

          (f) At the time of submission of an application to the State and the Authority for financial assistance in connection with the Project and on the dates on which action was taken on such application, permanent financing for the Project had not otherwise been obtained or arranged.

          (g) No member, officer or other official of the Authority has any financial interest whatsoever in the Borrower or in the transactions contemplated by this Agreement.

          (h) All certificates, approvals, permits and authorizations with respect to the Construction of the Project of applicable local governmental agencies, the State, and the federal government have been obtained, or if not yet obtained, are expected to be obtained in due course.

          (i) No event has occurred and no condition exists which would constitute a Loan Default Event or which, with the passing of time or with the giving of notice or both, would constitute a Loan Default Event.

          SECTION 2.3. BONDHOLDERS TO BENEFIT. The Borrower agrees that this Agreement is executed in part to induce the purchase by others of the Bonds. Accordingly, all covenants and agreements on the part of the Borrower set forth in this Agreement are hereby declared to be for the benefit of the Bondholders from time to time of such Bonds; provided, however, that such covenants and agreements shall create no rights in any parties other than the Authority, the Borrower, the Remarketing Agent, the Bank, the Standby Letter of Credit Bank, the Trustee, the Tender Agent and such Bondholders.

                                  ARTICLE III

                         CONSTRUCTION OF THE PROJECT;
                             ISSUANCE OF THE BONDS

     SECTION 3.1. CONSTRUCTION OF THE PROJECT; MODIFICATION OF PROJECT. The Borrower agrees that, utilizing the proceeds of the Bonds loaned pursuant to
Section 4.1 and such other funds as may be necessary, it has or will construct, or has or will cause the Construction of, the Project, and has or will acquire, rehabilitate, equip, construct and install all other facilities and real and personal property necessary for the operation of the Project as described in the Borrower's application to the Authority for assistance in financing the Project, substantially in accordance with the plans and specifications prepared therefor by the Borrower, including any and all supplements, amendments, additions or deletions thereto or therefrom, it being understood that the approval of the Authority shall not be required for changes in such plans and specifications which do not alter the purpose or description of the Project as set forth in Exhibit A hereto. The Borrower further agrees to proceed with due diligence to complete the Project within three years from the date hereof.

          In the event that the Borrower desires to modify the Project in a manner which alters the purpose or description of the Project as set forth in Exhibit A hereto, such modification shall be undertaken only upon an amendment to Exhibit A which shall accurately set forth the description and purpose of the Project as so modified and which amendment to Exhibit A shall become effective upon receipt by the Authority and the Trustee of:

               (i) a certificate of the Authorized Representative of the Borrower describing in detail the proposed changes and stating that they will not have the effect of disqualifying the

                                       4.

     Project as a facility that may be financed pursuant to the Act nor reduce the employment benefits described in the Borrower's application to the Authority for assistance in financing the Project;

               (ii) an opinion of Bond Counsel that the proposed changes to the Project will not have the effect of disqualifying the Project as a facility that may be financed pursuant to the Act or cause interest on the Bonds to not be Tax-exempt;

               (iii) a copy of the proposed form of amended or supplemented Exhibit A hereto; and

               (iv)  the written approval of the Standby Letter of Credit Bank.

          SECTION 3.2. DISBURSEMENTS FROM THE PROJECT FUND AND COSTS OF ISSUANCE FUND. The Borrower will authorize and direct the Trustee, upon compliance with Section 3.03 of the Indenture, to disburse the moneys in the Project Fund to or on behalf of the Borrower only for payment of Cost of the Project. Each of the payments from the Project Fund referred to in this Section shall be made upon receipt by the Trustee of a written requisition in the form prescribed by Section 3.03 of the Indenture, signed by the Authorized Representative of the Borrower accompanied by the written approval of the Standby Letter of Credit Bank.

          Moneys in the Costs of Issuance Fund shall be disbursed by the Trustee as provided in Section 3.03(E) of the Indenture to pay Costs of Issuance.

          SECTION 3.3. ESTABLISHMENT OF COMPLETION DATE; OBLIGATION OF BORROWER TO COMPLETE. As soon as the Construction of the Project is completed, an Authorized Representative of the Borrower, on behalf of the Borrower, shall evidence the completion date by providing a certificate to the Trustee stating the Cost of the Project and further stating that (i) Construction of the Project has been completed substantially in accordance with the plans and specifications therefor, and all labor, services, materials and supplies used in Construction have been paid for or stating the amount required to be retained in the Project Fund to fully provide for any disputed amounts, and (ii) all other equipment and facilities for the operation of the Project have been acquired, constructed and installed in accordance with the plans and specifications therefor and all costs and expenses incurred in connection therewith have been paid or provided for. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights of the Borrower against third parties.

          At the time such certificate is delivered to the Trustee, moneys remaining in the Project Fund, including any earnings resulting from the investment of such moneys, shall be used as provided in Section 3.03(D) of the Indenture.

          In the event the moneys in the Project Fund available for payment of the Cost of the Project should be insufficient to pay the Cost of the Project in full, the Borrower agrees to pay directly, or to deposit in the Project Fund moneys sufficient to pay, any costs of completing the Construction of the Project in excess of the moneys available for such purpose in the Project Fund, or otherwise cause the Construction of the Project to be completed. The Authority makes no express or implied warranty that the moneys deposited in the Project Fund and available for payment of the Cost of the Project under the provisions of this Agreement will be sufficient to pay all the amounts which may be incurred in connection with the Construction of the Project. The Borrower agrees that if, after exhaustion of the moneys in the Project Fund, the Borrower should pay, or deposit moneys in the Project Fund for the payment of, any portion of the Cost of the Project pursuant to the provisions of this Section, it shall not be

                                       5.

entitled to any reimbursement therefor from the Authority, from the Trustee or from the Holders of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under Section 4.2.

          SECTION 3.4. INVESTMENT OF MONEYS IN FUNDS. Any moneys in any fund held by the Trustee shall, at the written request of an Authorized Representative of the Borrower, but subject to the restrictions on investments contained in the Indenture, the Tax Certificate and Agreement and applicable law in connection with the Tax-exempt status of interest on the Bonds, be invested or reinvested by the Trustee as provided in the Indenture. Such investments shall be held by the Trustee and shall be deemed at all times a part of the fund from which such investments were made, and the interest accruing thereon, and any profit or loss realized therefrom, shall be credited or charged as provided in Section 5.05 of the Indenture.

                                  ARTICLE IV

                    LOAN OF PROCEEDS; REPAYMENT PROVISIONS

          SECTION 4.1. LOAN OF BOND PROCEEDS; ISSUANCE OF BONDS. The Authority covenants and agrees, upon the terms and conditions in this Agreement, to loan the proceeds of the sale of the Bonds to the Borrower for the purpose of financing the Cost of the Project and the Costs of Issuance to the extent permitted by the Indenture. Pursuant to said covenant and agreement, the Authority will issue the Bonds upon the terms and conditions contained in this Agreement and the Indenture and will cause the Bond proceeds to be applied as provided in Article III of the Indenture. Except as provided in Section 3.02 of the Indenture, such proceeds shall be disbursed to or on behalf of the Borrower as provided in Section 3.2 hereof. The Borrower hereby approves the Indenture, the assignment thereunder to the Trustee of the right, title and interest of the Authority (with certain exceptions) in this Agreement, and the issuance thereunder by the Authority of the Bonds.

          SECTION 4.2.  LOAN REPAYMENTS AND, OTHER AMOUNTS PAYABLE  .

          (a) On or before each Bond Payment Date, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for such payment shall have been made as provided in the Indenture, the Borrower covenants and agrees to pay to the Trustee as a Loan Repayment on the loan made to the Borrower from Bond proceeds pursuant to Section 4.1, a sum equal to the amount payable on such Bond Payment Date as principal of, and premium, if any, and interest on the Bonds as provided in the Indenture.

          Without limiting the generality of the foregoing provisions of this Section, scheduled Loan Repayments shall be paid by the Borrower as follows: (i) with respect to interest on the Bonds (a) before the Fixed Rate Date, on or before the 15th day of the month preceding each Interest Payment Date, the sum which, together with other moneys available therefor in the Interest Account, will equal the Interest Requirement, and (b) after the Fixed Rate Date, on or before the 15th day of the month preceding each Interest Payment Date, the sum which, together with other moneys available therefor in the Interest Account, will equal the interest accrued and unpaid and to accrue to the end of the current month; (ii) with respect to principal of the Bonds, on or before the 15th day of each February, May, August and November, commencing February 15, 1996, the Borrower shall pay amounts equal to one quarter (1/4) of the amount of principal of the Bonds maturing on the next succeeding Bond maturity date or the amount of the Sinking Fund Installment due on the next succeeding Sinking Fund Installment due date in accordance with the Sinking Fund Installment payment schedule specified in Item 9 of Annex A.

                                       6.

          The Loan Repayments made pursuant to this subsection (a) shall at all times be sufficient to pay the total amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, becoming due and payable on the Bonds on each Bond Payment Date; provided that any amount held by the Trustee in the Revenue Fund on the due date for a Loan Repayment pursuant to the immediately preceding paragraph shall be credited against the Loan Repayment due on such date to the extent available for such purpose under the terms of the Indenture; and provided further that, subject to the provisions of this paragraph, if at any time the amounts held by the Trustee in the Revenue Fund are sufficient to pay all of the principal of and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall be relieved of any obligation to make any further Loan Repayments under the provisions of this Section. Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Revenue Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption or acceleration) and interest and premium, if any, on the Bonds as such payments become due, the Borrower shall forthwith pay such deficiency as a Loan Repayment hereunder.

          The obligation of the Borrower to make any payment under this subsection (a) shall be deemed to have been satisfied to the extent of any corresponding payment made by the Bank to the Trustee under the Master Letter of Credit.

          (b) On or before the fifteenth day of each month, commencing January 1, 1996 until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for such payment shall have been made as provided in the Indenture, the Borrower covenants and agrees to pay to the Trustee for deposit in the Administrative Fee Fund one twelfth (1/12) of the amount equal to 40 basis points (40/100 of 1 %) of the weighted average daily principal amount of Bonds Outstanding during the immediately preceding calendar month. The Administrative Fee Fund will be used to pay to (i) the Trustee's reasonable annual fee for its ordinary services rendered as trustee, and its reasonable ordinary expenses incurred under the Indenture, as and when the same become due, (ii) the Trustee's reasonable fees, charges and expenses, as Bond Registrar and Paying Agent, and the reasonable fees of any other paying agent for the Bonds as provided in the Indenture, as and when the same become due,
(iii) the cost of providing any Bonds required to be provided by the Authority at the expense of the Authority pursuant to the Indenture, (iv) the reasonable fees of any rating agency then rating the Bonds required to maintain the rating on the Bonds, (v) the reasonable fees of the Remarketing Agent, and (vi) other necessary and ordinary administrative fees and expenses including the Administrator's management fees. To the extent that amounts on deposit in the Administrative Fee Fund are insufficient to pay the expenses identified in (i) through (v) above, the Borrower agrees to pay an additional amount sufficient to cover such expenses immediately upon demand by the Trustee. In addition, the Borrower agrees to pay such extraordinary expenses incurred by the Trustee, the Tender Agent, the Remarketing Agent and the Authority under the Indenture as and when the same become due. The duties of the Borrower under this subsection (b) shall survive the termination of this Agreement and the termination and discharge of the Indenture.

          (c) The Borrower also agrees to pay the periodic fees and expenses of the Bank pursuant to the Master Reimbursement Agreement and the Standby Letter of Credit Bank pursuant to the Standby Reimbursement Agreement.

          (d) In the event the Borrower should fail to make any of the payments required by subsections (a)-(c) of this Section, such payments shall continue as obligations of the Borrower until such amounts shall have been fully paid. Except as provided in the next sentence, the Borrower agrees to pay such amounts, together with interest thereon until paid, to the extent permitted by law, at the rate of ten percent (10%) per annum. With respect to amounts due the Bank and the Standby Letter of Credit Bank, the Borrower agrees to pay such amounts together with interest thereon pursuant to the Master

                                       7.

Reimbursement Agreement and the Standby Reimbursement Agreement, respectively. Interest on overdue payments required under subsection (a) above shall be paid to Bondholders as provided in Section 2.02(B)(2) of the Indenture.

          SECTION 4.3. RIGHT OF PURCHASE. The Borrower hereby recognizes and agrees that the Indenture provides for the creation of an account or accounts to facilitate the purchase of Bonds that have been tendered for purchase in accordance with Section 4.06 of the Indenture by the Tender Agent, and the Borrower agrees to provide the Master Letter of Credit for the payment of amounts necessary to purchase such Bonds.

          SECTION 4.4. UNCONDITIONAL OBLIGATIONS. The obligations of the Borrower to make the payments required by Section 4.2 and to provide the Master Letter of Credit pursuant to Section 4.3, and to perform and observe the other agreements on its part contained herein, shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Authority, and during the term of this Agreement, the Borrower shall pay absolutely net the payments to be made on account of the loan made to the Borrower from Bond proceeds pursuant to Section
4.1 hereof, as prescribed in Section 4.2 hereof, the obligation to provide the Master Letter of Credit pursuant to Section 4.3 hereof, and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made as required by the Indenture, the Borrower (i) will not suspend or discontinue any payments required to be made by the Borrower pursuant to this Agreement, including, without limitation, the payments provided for in Section
4.2 and the obligation to provide the Master Letter of Credit pursuant to
Section 4.3; (ii) will perform and observe all of its other covenants contained in this Agreement; and (iii) except as provided in Article VIII hereof, will not terminate this Agreement for any cause, including, without limitation, failure to complete the Project, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America: or of the State, or any political subdivision or either of these, or any failure of the Authority or the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture.

          SECTION 4.5. ASSIGNMENT OF AUTHORITY'S RIGHTS. As security for the payment of the Bonds, the Authority will assign to the Trustee the Authority's rights under this Agreement, including the right to receive payments hereunder (except the right of the Authority to receive certain payments, if any, with respect to expenses and indemnification under Sections 4.2(b), 7.3, 9.2 and 9.3), and the Authority hereby directs the Borrower to make the payments required hereunder (except such payments for expenses and indemnification) directly to the Trustee as more fully set forth in this Agreement. The Borrower hereby assents to such assignment, agrees to make such payments directly to the Trustee and agrees that the provisions of Section 4.4 shall apply to its obligation to maker such payments.

          SECTION 4.6. AMOUNTS REMAINING IN FUNDS. It is agreed by the parties hereto that after: (i) payment in full of the principal of, and premium, if any, and interest on, the Bonds, or after provision for such payment shall have been made as provided in the Indenture, (ii) payment, or provision for payment satisfactory to the Trustee and paying agents, of the fees, charges and expenses of the Trustee and paying agents in accordance with the Indenture, (iii) payment, or provision for payment satisfactory to the affected parties, of all other amounts required to be paid under this Agreement and the Indenture by the Borrower, (iv) payment to the Bank of any amounts owed to the Bank by the Borrower under the Master Reimbursement Agreement, and (v) payment to the Standby Letter of Credit Bank of

                                       8.

any amounts owed to the Standby Letter of Credit Bank under the Standby Reimbursement Agreement or any other applicable agreement, any amounts remaining in any fund held by the Trustee under the Indenture shall be paid in accordance with the requirements of Section 10.04 of the Indenture.

                                   ARTICLE V

                       SPECIAL COVENANTS AND AGREEMENTS

          SECTION 5.1. RIGHT OF ACCESS TO THE PROJECT. The Borrower agrees that during the term of this Agreement the Authority, the Trustee and the duly authorized agents of either of them shall have the right, after reasonable notice to the Borrower, at all reasonable times during normal business hours to enter upon the site of the Project to examine and inspect the Project. The rights of access hereby reserved to the Authority, the Trustee, and their respective agents, may be exercised only after the Person seeking such access shall have executed such secrecy agreements, if any, as may be requested by the Borrower and which are in the form required of all visitors to the Project site. Nothing contained in this Section or in any other provision of this Agreement shall be construed to entitle the Authority or the Trustee to any information or inspection involving the confidential knowledge, expertise or know-how of the Borrower.

          SECTION 5.2. THE BORROWER'S MAINTENANCE OF ITS EXISTENCE. The Borrower covenants and agrees that it shall maintain the existence of the Borrower and shall not dissolve, sell, or otherwise dispose of all or substantially all of its assets, nor consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it. Notwithstanding the foregoing, the Borrower may, without violating the covenants contained in this Section, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve, if:

          (a) The surviving, resulting or transferee entity, as the case may be:

          (i) assumes in writing, if such entity is not the Borrower, all of the obligations of the Borrower under this Agreement;

          (ii) certifies in writing that it is not, after such transaction, otherwise in default under any provisions of this Agreement;

          (b) The Trustee and the Authority shall have received an opinion of Bond Counsel to the effect that such merger, consolidation, sale or other transfer will not cause interest on the Bonds not to be Tax-exempt; and

          (c) The written consent of the Standby Letter of Credit Bank has been received by the Trustee, together with an acknowledgment that the Standby Letter of Credit will remain in effect.

          If a merger, consolidation, sale or other transfer is effected, as provided in this Section, the provisions of this Section shall continue in full force and effect and no further merger, consolidation, sale or transfer shall be effected except in accordance with the provisions of this Section.

                                       9.

          SECTION 5.3. RECORDS AND FINANCIAL STATEMENTS OF BORROWER; EMPLOYMENT PRACTICES.

          (a) The Borrower covenants and agrees at all times to keep, or cause to be kept, proper books of record and account, prepared in accordance with generally accepted accounting principles, in which complete and accurate entries shall be made of all transactions of or in relation to the business, properties and operations of the Borrower. Such books of record and account shall be available for inspection by the Authority or the Trustee, and the duly authorized agents of either of them, at reasonable hours and under reasonable circumstances.

          (b) Upon the receipt of the written request of the Authority, the Borrower further covenants and agrees to furnish the Authority, within one hundred twenty (120) days after the end of each Fiscal Year, with copies of its complete financial statements in such form as are required to be provided to the Standby Letter of Credit Bank together with a Certificate of an Authorized Representative of the Borrower stating that no event which constitutes a Loan Default Event or which with the giving of notice or the passage of time or both would constitute a Loan Default Event has occurred and is continuing as of the end of such Fiscal Year, or specifying the nature of such event and the actions taken and proposed to be taken by the Borrower to cure such default.

          (c) Within thirty (30) days following the end of the Borrower's Fiscal Year, the Borrower shall furnish a written report to the Authority stating the number of full-time and part-time employees of the Borrower employed at the Project during such Fiscal Year, and supplying such current information as the Authority shall reasonably request regarding other matters covered in its application for financing for the Project.

          SECTION 5.4. INSURANCE. The Borrower agrees to insure the Project or cause the Project to be insured during the term of this Agreement for such amounts and for such occurrences as are customary for similar facilities within the State, or as may be required by the Standby Letter of Credit Bank, by means of policies issued by reputable insurance companies qualified to do business in the State. The Borrower agrees to deliver annually prior to the last day of each Fiscal Year, upon request and upon the renewal of any such policy, to the Authority and the Trustee memorandum copies of the insurance policies or certificates of insurance which memorandum copies of insurance policies or certificates of insurance shall evidence that all insurance required to be in effect under this Section is then currently in full force and effect. The Trustee is not responsible for the adequacy or sufficiency of the coverage evidenced by such policies or certificates.

          SECTION 5.5. MAINTENANCE AND REPAIR; TAXES; UTILITY AND OTHER CHARGES. The Borrower agrees to maintain the Project, or cause the Project to be maintained, during the term of this Agreement (i) in a safe condition and
(ii) in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof.

          The Borrower agrees to pay or cause to be paid during the term of this Agreement all taxes, governmental charges of any kind lawfully assessed or levied upon the Project or any part thereof, including any taxes levied against the Project which, if not paid, will become a charge on the Project, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project; provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the term of this Agreement.

                                      10.

The Borrower may, at the Borrower's expense and in the Borrower's name, in good faith, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during that period of such contest and any appeal therefrom unless by such nonpayment the Project or any part thereof will be subject to loss or forfeiture.

          SECTION 5.6. QUALIFICATION IN CALIFORNIA. The Borrower agrees that throughout the term of this Agreement it, or any successor permitted by Section 5.2, will be qualified to do business in the State.

          SECTION 5.7. ALTERNATE CREDIT FACILITY. If the Borrower exercises its option to convert to a Fixed Interest Rate pursuant to the terms and provisions of the Indenture, the Borrower may deposit with the Trustee an Alternate Credit Facility, effective as of the Fixed Rate Date, in lieu of keeping the Master Letter of Credit and the Standby Letter of Credit in place as required by
Section 5.8.

          The Alternate Credit Facility must meet the following conditions:

          (a) the Alternate Credit Facility must be approved by the Authority and by the California Industrial Development Financing Advisory Commission or any successors;

          (b) the terms of the Alternate Credit Facility must provide an unconditional obligation of the issuer of the Alternate Credit Facility to pay all amounts with respect to the principal of, premium, if any, and interest on the Bonds when the same shall become due; and

          (c) the term of the Alternate Credit Facility must extend to the final maturity of the Bonds.

          On or prior to the date of the delivery of an Alternate Credit Facility to the Trustee, the Borrower shall cause to be furnished to the Trustee
(i) an opinion of Bond Counsel stating that the delivery of such Alternate Credit Facility to the Trustee is authorized under the Indenture and complies with the terms hereof and will not cause interest on the Bonds not to be Tax-exempt, (ii) such opinions regarding the validity of the Alternate Credit Facility as the Authority or the Trustee may require, and (iii) written evidence from Moody's, if the Bonds. are then rated by Moody's, and S&P, if the Bonds are then rated by S&P, to the effect that such rating agency has reviewed the proposed Alternate Credit Facility and that the substitution of the proposed Alternate Credit Facility for the Master Letter of Credit and the Standby Letter of Credit will not, by itself, result in withdrawal of its rating of the Bonds or a reduction from the rating which then exists as to the Bonds below the third highest rating of such rating agency.

          SECTION 5.8.  LETTERS OF CREDIT  .

          (a) The Borrower shall at all times throughout the term of this Agreement (but subject to Section 5.7) maintain or cause to be maintained the Master Letter of Credit with respect to the Bonds. At any time the Borrower may, at its option, provide for the delivery to the Trustee of an Alternate Master Letter of Credit and the Borrower shall, in any event, cause to be delivered an Alternate Master Letter of Credit at least 23 days before the Expiration Date of the then existing Master Letter of Credit. An Alternate Master Letter of Credit shall be an irrevocable letter of credit or other irrevocable credit facility, issued by a commercial bank or other financial institution, the terms of which shall in all material respects be the same as the Master Letter of Credit; provided, that the Expiration Date of such Alternate
--------

                                      11.

Master Letter of Credit shall be a date not earlier than one year from its date of issuance, subject to earlier termination upon payment of all Bonds in full or provision for such payment in accordance with the Indenture. On or prior to the date of the delivery of an Alternate Master Letter of Credit to the Trustee, the Borrower shall cause to be furnished to the Trustee (i) an opinion of Bond Counsel stating that the delivery of such Alternate Master Letter of Credit to the Trustee is authorized under the Indenture and complies with the terms hereof, (ii) such opinions regarding the validity of the Alternate Master Letter of Credit as the Authority or the Trustee may require, and (iii) written evidence from Moody's, if the Bonds are then rated by Moody's, and S&P, if the Bonds are then rated by S&P, to the effect that such rating agency has reviewed the proposed Alternate Master Letter of Credit and that the substitution of the proposed Alternate Master Letter of Credit for the then existing Master Letter of Credit will not, by itself, result in a reduction or withdrawal of its rating of the Bonds from the rating which then exists as to the Bonds.

          (b) The Borrower shall at all times throughout the term of this Agreement (but subject to Section 5.7 hereof) maintain in effect a Standby Letter of Credit acceptable to the Bank. Prior to any conversion of the Bonds to a Fixed Interest Rate, the Borrower shall deposit with the Trustee an irrevocable commitment of a Standby Letter of Credit Bank acceptable to the Bank in a form required by the Master Reimbursement Agreement and otherwise having at least the following features:

               (i) a term at least equal to the period until 120 days after the first date on which the Outstanding Bonds would be subject to optional redemption pursuant to the Indenture; and

               (ii) coverage of the principal amount of the Outstanding Bonds, plus interest for a period as required by the Bank, plus the call premium at the first call date.

          (c) It is understood that with proper notification to the Trustee, the Borrower and the Bank, the Standby Letter of Credit Bank can declare that a default has occurred under the Standby Reimbursement Agreement and such default shall cause a mandatory redemption of Bonds pursuant to Section 4.01 of the Indenture.

          SECTION 5.9. COVENANTS OF THE BORROWER. It is the intention of the parties hereto that interest on the Bonds shall be and remain Tax-exempt, and to that end the representations, covenants, and agreements of the Authority and the Borrower in this Section and in Sections 5.10 and 5.11 are for the benefit of the Trustee and each and every Holder of the Bonds. The Authority and the Borrower each (unless otherwise indicated below) represents, warrants and agrees as follows:

          (a) The Project consists, and at all times shall consist, of land or property which is subject to the allowance for depreciation provided in Section 167 of the Code, and substantially all (97% or more) of the proceeds of the Bonds including proceeds of investment thereof, shall be used to pay the Cost of the Project which are chargeable to the capital account of the Borrower, and which were paid or incurred after the date identified in Item 7 of Annex A hereto. None of the proceeds of the Bonds shall be used to finance any portion of the Project which was utilized by the Borrower one year or more prior to the date of issuance of such Bonds.

          (b) No portion of the proceeds of the Bonds shall be used to provide for a private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skate board and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, race track, automobile sales or service facility, retail food or beverage

                                      12.

facility, entertainment facility, airplane, gambling establishment, health club, liquor store, skybox or luxury box.

          (c) Less than 25% of the net proceeds of the Bonds (after Costs of Issuance and the initial deposit in the Revenue Fund specified in Item 5 of Annex A hereto) shall be used to purchase land or interests in land. The Borrower covenants to spend sufficient sums from the Project Fund on Costs of the Project to assure compliance with this covenant.

          (d) No proceeds of the Bonds shall be used to acquire any personal property or facilities unless the first use of such property or facilities shall be pursuant to such acquisition, except that if the Project consists of acquisition of a building, the Borrower shall, within two years after the Date of Delivery or the date of acquisition of such building, whichever is earlier, expend an amount, from proceeds of the Bonds or otherwise, equal to 15% of the value of such building on rehabilitation costs of such building as required by
Section 147(d) of the Code.

          (e) During the three-year period following the date the Project is placed in service, the Borrower shall not allow any other Person to become a "test-period beneficiary" of the Bonds who is a beneficiary of industrial development bonds in an amount which would cause the issuance of the Bonds to exceed such Person's aggregate per taxpayer limit under Section 144(a)(10) of the Code.

          (f) The Borrower shall not enter into any agreement which would result in the payment of principal or interest on the Bonds being "federally guaranteed" within the meaning of Section 149(b) of the Code.

          (g) There is no outstanding issue of industrial development bonds which was used to finance any facilities which, in relation to the Project, would constitute (i) a single building, (ii) an enclosed shopping mall, or (iii) a strip of offices, stores or warehouses using substantial common facilities.

          (h) Subject to the provisions of the final paragraph of Section 5.10, the Borrower shall not take or permit to be taken any action which would have the effect, directly or indirectly, of making interest on any of the Bonds to not be Tax-exempt.

          (i) No changes shall be made in the Project and no actions shall be taken, or omitted to be taken, which shall in any way impair the Tax-exempt status of interest on the Bonds.

          (j) The Borrower shall not make any use of the proceeds of the Bonds and shall not direct or knowingly permit the Trustee to invest any proceeds from the issuance of the Bonds or any acquired obligation in any manner which would cause the Bonds to become "arbitrage bonds" within the meaning of Section 148 of the Code and any Regulations thereunder, and the Borrower shall comply with the requirements of said Section of the Code and said Regulations, as the same may be amended from time to time, so long as any Bonds remain Outstanding.

          (k) The Borrower shall comply with Section 91533(l) of the Act relating to payment of prevailing wages for construction or rehabilitation work done on the Project.

          (l) The Borrower shall use due diligence to cause the Project to be operated in accordance with all applicable laws, rulings, regulations and ordinances.

                                      13.

          (m) The Borrower shall comply with all conditions imposed by the Authority and any State agency in its approval of the Project.

          (n) The Borrower shall fully and faithfully perform all the duties and obligations which the Authority has covenanted and agreed in the Indenture to cause Borrower to perform and any duties and obligations which Borrower is required in the Indenture to perform. The foregoing shall not apply to any duty or undertaking of the Authority which by its nature cannot be delegated or assigned.

          (o) The Borrower shall provide for the payment of relocation assistance as provided by Chapter 16 of Division 7 of Title 1 of the California Government Code, and shall reimburse the Authority or others, as the case may be, for relocation assistance services, to the extent required by law.

          (p) Within thirty (30) days following the end of the Borrower's Fiscal Year, the Borrower shall furnish a written report to the Authority, and upon request, to the California Industrial Development Financing Advisory Commission, stating the number of full-time and part-time employees employed at the Project during such Fiscal Year, and supplying such current information as the Authority shall reasonably request regarding other matters covered in the Borrower's application for industrial revenue bond financing except financial information confidential in nature.

          (q) The Borrower shall comply with the covenants in the Borrower's letter of representation delivered to the Remarketing Agent in connection with the issuance of the Bonds and acknowledges, approves and accepts the rights, duties and obligations imposed on the Borrower pursuant to the Remarketing Agreement.

          (r) The Borrower shall faithfully perform at all times any and all covenants, undertakings, stipulations and provisions to be observed or performed by the Borrower contained in the Indenture, in the Bonds, and in all proceedings of the Authority pertaining thereto, or otherwise required of the Borrower to be observed or performed, whether express or implied.

          (s) The Borrower shall comply with the covenants of the Borrower contained in the Master Reimbursement Agreement and the Standby Reimbursement Agreement and to pay the Bank and the Standby Letter of Credit Bank, fees in accordance with the Master Reimbursement Agreement and the Standby Reimbursement Agreement and any other applicable agreement.

          (t) The Borrower covenants that it shall use less than twenty-five percent (25%) of the net proceeds of the Bonds (after deducting Costs of Issuance) to provide facilities which are directly related and ancillary to the manufacturing facility being financed with the proceeds of the Bonds, in accordance with Section 144(a)(12)(C) of the Code.

          (u) Neither the Borrower nor the Authority shall become a Holder of the Bonds, and the Borrower and the Authority shall not, directly or indirectly, purchase Bonds from the Remarketing Agent.

          Notwithstanding any other provision of this Agreement or the Indenture, including in particular Article X of the Indenture, the obligations of the Borrower and the Authority to comply with the covenants set forth in this Section and Section 5.10, if applicable, shall survive the defeasance or payment in full of the Bonds.

                                      14.

          SECTION 5.10. CAPITAL EXPENDITURES. The following covenants shall apply only if the principal amount of the Bonds exceeds $1,000,000. For the purpose of this Section and Section 5.09 the following terms shall have the following meanings:

          "Facilities" shall mean those facilities described in Section 144(a)(1) of the Code and Regulations thereunder, including Section 1.103-10(b)(2)(ii)(e) and Section 1.103-10(d)(2) of the Regulations, and shall include those facilities any Principal User of which is the Borrower or a related person, as defined in Section 144(a)(3) of the Code, located in the Project Location, and any contiguous or integrated facility treated as being located in the Project Location by reason of the fact that such facility is located on both sides of a border between the Project Location and one or more other political jurisdictions.

          "Principal User" means any principal user of the Project as defined in Proposed Treasury Regulations Section 1.103-10(h).

          "Project Location" shall mean the area within the incorporated area of the City or County identified on Exhibit A attached hereto.

          "Regulations" shall mean those regulations, whether now or hereafter adopted, prepared by the United States Department of the Treasury with respect to Section 103 or Part IV of subchapter B of chapter 1 of the Code.

          "Section 144 Capital Expenditures" shall mean those expenditures required to be taken into account with respect to the Bonds pursuant to
    Section 144(a)(1) and (4) of the Code and Regulations thereunder, including
    Section 1.103-10(b)(2)(ii) and (iii) of the Regulations, including any expenditure with respect to Facilities, no matter by whom made (regardless of how paid, whether in cash, notes or stock in a taxable or nontaxable transaction), paid or incurred during the six-year period beginning 3 years before the date of issuance and delivery of the Bonds, which may, under any rule or election under the Code, be treated as a capital expenditure (whether or not such expenditure is so treated), and which is not paid or reimbursed out of the original principal proceeds (exclusive of investment income) of the Bonds, but not including excluded expenditures pursuant to
    Section 144(a)(4)(C) of the Code and Regulations thereunder, including
    Section 1.103-10(b)(2)(iv) and (v) of the Regulations. Such term shall also include research and development costs properly allocable to the Project no matter where paid or incurred, unless specifically excluded by Section 144(a)(4)(C).

          The Borrower represents and warrants that substantially all of the proceeds of the Bonds are to be used with respect to the Project to be located in the Project Location; that there are no other outstanding obligations issued subsequent to September 30, 1968, of any state, territory or possession of the United States of America, or any political subdivision of the foregoing or of the District of Columbia, the proceeds of which have been or are to be used primarily with respect to Facilities; and that the sum of the principal amount of the Bonds plus the amount of Section 144 Capital Expenditures for the three-year period ending on the date of issuance and delivery of the Bonds does not exceed $10,000,000.

          The Authority covenants and agrees that it has not taken and shall not take any action which will cause interest on the Bonds to not be Tax-exempt.

          The Authority hereby elects to have the provisions of Section 144(a)(4)(A) of the Code apply to the Bonds. The Borrower covenants that it shall furnish to the Authority prior to the issuance and delivery of the Bonds whatever information is necessary for the Authority to make such election.

                                      15.

          The Borrower further covenants that it shall take, and shall cause any other Principal User to take, such further actions as are required of a Principal User of property financed by an issue of obligations which are subject to the $10,000,000 limitation of Section 144(a)(4)(A) of the Code, which actions are set forth in Section 144(a)(4)(A) of the Code and in the Regulations, including Section 1.103-10(b) of the Regulations.

          The Borrower further covenants and agrees, so long as any of the Bonds are Outstanding under the Indenture, that the aggregate principal of Bonds being issued plus the aggregate amount of Section 144 Capital Expenditures made or to be made with respect to Facilities during the six-year period beginning three years before the date of issuance and delivery of the Bonds shall not exceed $10,000,000 (or any such larger amount as may be hereafter permitted by law).

          Notwithstanding anything in Section 5.9(h) or this Section 5.10 to the contrary, neither the Borrower nor the Authority shall have violated the covenants contained in Section 5.9(h) or this Section 5.10 if the interest on any of the Bonds becomes taxable to a Person solely because such Person is a "substantial user" of the Project or a "related person" within the meaning of
Section 147(a) of the Code; and none of the covenants and agreements herein contained shall require either the Borrower or the Authority to enter an appearance or intervene in any administrative, legislative or judicial proceeding in connection with any changes in applicable laws, rules or regulations or in connection with any decisions of any court or administrative agency or other governmental body affecting the taxation of interest on the Bonds.

          SECTION 5.11. SPECIAL ARBITRAGE CERTIFICATIONS. (a) The Authority hereby certifies to the Borrower that the issuance of the Bonds will not violate any provisions of Section 103 of the Code or, Section 148 of the Code, or the Regulations issued under such Sections of the Code, such that Bonds are not Tax-exempt.

          (b) The Borrower and the Authority covenant and agree to comply with the Tax Certificate and Agreement (attached hereto as Exhibit B) provided to the Borrower at the time of issuance and delivery of the Bonds, as such Tax Certificate and Agreement shall be amended from time to time in order that interest on the Bonds remain Tax-exempt.

          SECTION 5.12. CONTINUING DISCLOSURE. The Borrower hereby covenants and agrees, upon the conversion of the Weekly Interest Rate borne on the Bonds to a Fixed Interest Rate pursuant to Section 2.03 of the Indenture and the remarketing of the Bonds pursuant to Section 8.09 of the Indenture, to comply with the continuing disclosure requirements promulgated under S.E.C. Rule 15c2-12, as it may from time to time hereafter be amended or supplemented. Notwithstanding any other provision of this Loan Agreement, failure of the Borrower to comply with the requirements of S.E.C. Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, shall not be considered a Loan Default Event under this Loan Agreement; however, the Trustee may (and, at the request of the Remarketing Agent or Holders of at least 25% aggregate principal amount in Outstanding Bonds, shall) or any Bondholders or beneficial owner of the Bonds may take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Borrower to comply with its obligations pursuant to this Section 5.12.

          SECTION 5.13. LIMITATIONS ON DISPOSITION OF ASSETS; ASSIGNMENT, SALE OR LEASE OF PROJECT. Except as provided in Section 5.2 of this Agreement, the Borrower's rights hereunder, the proceeds of the Bonds and the use thereof may not be assigned by the Borrower without the prior written consent of Authority or the Bank. In addition, any assignee or transferee shall assume the obligations of the Borrower hereunder to the extent of the interest assignee or transferee shall assume the obligations of the Borrower hereunder to the extent of the interest

                                      16.

assigned or transferred, and the Borrower shall forthwith furnish or cause to be furnished to the Authority and the Trustee a true and complete copy of all documents evidencing such assignment or transfer and assumption of obligations.

                                  ARTICLE VI

                     DAMAGE, DESTRUCTION AND CONDEMNATION;
                                USE OF PROCEEDS



          SECTION 6.1. OBLIGATION TO CONTINUE PAYMENTS. If prior to full payment of the Bonds (or provision for payment thereof in accordance with the provisions of the Indenture) (i) the Project or any portion thereof is destroyed (in whole or in part) or is damaged by fire or other casualty, or (ii) title to, or the temporary use of, the Project or any portion thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority, the Borrower shall nevertheless be obligated to continue to pay the amounts specified in Article IV hereof, to the extent not prepaid in accordance with Article VIII hereof.

          SECTION 6.2. APPLICATION OF NET PROCEEDS. The Borrower shall be entitled to the Net Proceeds, if any, of any insurance or condemnation awards resulting from the damage, destruction or condemnation of the Project or any portion thereof for application as provided in this Section. All Net Proceeds shall be deposited by the Borrower in an escrow account with the Trustee, and the Borrower shall have delivered notice of such deposit to the Standby Letter of Credit Bank, with a copy of such notice to the Trustee, the Authority and the Bank, all such Net Proceeds shall be applied in one or more of the following ways at the election of the Borrower, with the consent of the Standby Letter of Credit Bank, by written notice to Authority, the Trustee and the Bank:

          (a) The prompt repair, restoration, relocation, modification or improvement of the damaged, destroyed or condemned portion of the Project to enable such portion of the Project to accomplish at least the same function as such portion of the Project was designed to accomplish prior to such damage or destruction or exercise of such power of eminent domain. If the Borrower elects to proceed as provided in this subsection (a), it shall give the Authority, the Trustee, and the Bank written notice thereof, and evidence of the Standby Letter of Credit Bank's consent, within 90 days of the deposit of the Net Proceeds with the Trustee. Any balance of the Net Proceeds remaining after such work has been completed shall be deposited in the Revenue Fund to be applied, with the written consent of the Standby Letter of Credit Bank, to the payment of principal of and premium, if any, and interest on the Bonds, or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), any balance remaining in the Revenue Fund shall be paid in accordance with the requirements of Section 10.04 of the Indenture.

          (b) The prepayment of all or a portion of the Loan Repayments payable pursuant to Section 4.2(a) hereof, in accordance with Article VIII hereof, and redemption of Bonds. If the Borrower fails to give the notice and evidence of the Standby Letter of Credit Bank's consent required by Section 6.2(a) above within 90 days of the deposit of the Net Proceeds with the Trustee, the Borrower shall be deemed to have elected to apply the Net Proceeds to the prepayment of all or a portion of the Loan Repayments as provided in this subsection (b) in accordance with Section 8.2(a) hereof, the Standby Letter of Credit Bank shall be deemed to have consented to such application (unless the Borrower shall have failed to notify the Standby Letter of Credit Bank of such deposit), and the Authority, the Trustee and the Bank shall be deemed to have received written notice thereof for purposes of this Section 6.2.

                                      17.

          SECTION 6.3. INSUFFICIENCY OF NET PROCEEDS. If the Project or a portion thereof is to be repaired, restored, relocated, modified or improved pursuant to Section 6.2(a) hereof, and if the Net Proceeds are insufficient to pay in full the cost of such repair, restoration, relocation, modification or improvement, the Borrower will nonetheless complete the work or cause the work to be completed and will pay or cause to be paid any cost thereof in excess of the amount of the Net Proceeds held in escrow.

          SECTION 6.4. DAMAGE TO OR CONDEMNATION OF OTHER PROPERTY. The Borrower shall be entitled to the Net Proceeds of any insurance or condemnation award or portion thereof made for damages to or takings of its property not included in the Project.

                                  ARTICLE VII

                       LOAN DEFAULT EVENTS AND REMEDIES

          SECTION 7.1. LOAN DEFAULT EVENTS. Any one of the following which occurs and continues shall constitute a Loan Default Event:

          (a) failure of the Borrower to pay any Loan Repayment when and as the same shall become due and payable pursuant to Section 4.2(a), which failure continues for a period of 10 days after written notice delivered to the Borrower, the Bank, and the Standby Letter of Credit Bank, which notice shall specify such failure and request that it be remedied, given by the Authority or the Trustee; or

          (b) failure of the Borrower to pay any amounts payable hereunder, other than Loan Repayments, when and as the same shall become due, which failure continues for a period of 30 days after written notice delivered to the Borrower, the Bank and the Standby Letter of Credit Bank, which notice shall specify such failure and request that it be remedied, given by the Authority or the Trustee, unless the Authority and the Trustee shall agree in writing to an extension of such time; or

          (c) failure of the Borrower to observe and perform any covenant, condition or agreement on its part required to be observed or performed by this Agreement, other than a covenant described in subsection (a) or subsection (b) above, which failure continues for a period of 30 days after written notice delivered to the Borrower, the Bank and the Standby Letter of Credit Bank, which notice shall specify such failure and request that it be remedied, given to the Borrower by the Authority or the Trustee, unless the Authority and the Trustee shall agree in writing to an extension of such time; provided, however, that if the failure stated in the notice cannot be corrected within such period, the Authority and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected; or

          (d) existence of an Event of Default under and as defined in Section
7.01 of the Indenture.

The provisions of subsection (c) of this Section are subject to the limitation that the Borrower shall not be deemed in default if and so long as the Borrower is unable to carry out its agreements hereunder by reason of strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State or any of their departments, agencies, or officials, or any civil or military authority; insurrections, riots, epidemics, landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Borrower; it being

                                      18.

agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrower, unfavorable to the Borrower. This limitation shall not apply to any default under subsections (a),
(b), or (d) of this Section. Notwithstanding any other provision of this Agreement to the contrary, so long as the Bank is not in default under the Master Letter of Credit, the Trustee shall not without the prior written consent or direction of the Bank exercise any remedies under the Agreement in the case of any Loan Default Event described in subsections (a), (b), or (c) above.

          SECTION 7.2.  REMEDIES ON DEFAULT. Subject to the last sentence of
Section 7.1 above, whenever any Loan Default Event shall have occurred and shall be continuing,

          (a) The Trustee, by written notice to the Borrower, the Standby Letter of Credit Bank, and the Bank, shall declare all unpaid amounts payable under Section 4.2(a) of this Agreement to be due and payable immediately, provided that concurrently with or prior to such notice the unpaid principal amount of the Bonds shall have been declared to be due and payable under the Indenture. Upon any such declaration such amount shall become and shall be immediately due and payable in the amount set forth in Section 7.01 of the Indenture.

          (b) The Trustee may have access to and may inspect, examine and make copies of the books and records and any and all accounts, data and federal income tax and other tax returns of the Borrower.

          (c) The Authority or the Trustee may take whatever action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement.

          In case the Trustee or the Authority shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Authority, then, and in every such case, the Borrower, the Trustee and the Authority shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Trustee and the Authority shall continue as though no such action had been taken.

          The Borrower covenants that, in case a Loan Default Event shall occur and all unpaid amounts payable under Section 4.2(a) hereof shall have been declared due and payable immediately pursuant to Section 7.2(a) hereof, then, upon demand of the Trustee, the Borrower will pay to the Trustee the whole amount that then shall have become due and payable under said Section, with interest on the amount then overdue at the rate of ten percent (10%) per annum until such amount has been paid or, if ten percent is greater than the rate then permitted by law, at the greatest rate then permitted.

          In case the Borrower shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Borrower and collect in the manner provided by law the moneys adjudged or decreed to be payable.

          In case proceedings shall be pending for the bankruptcy or for the reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower or in the case of any other similar judicial

                                      19.

proceedings relative to the Borrower, or the creditors or property of the Borrower, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction, to the extent not prohibited by the Indenture, of its reasonable charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for reasonable compensation and expenses, including reasonable expenses and fees of counsel incurred by it up to the date of such distribution.

          SECTION 7.3. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Borrower should default under any of the provisions of this Agreement, whether or not such default constitutes a Loan Default Event hereunder, and the Authority or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees to pay to the Authority or the Trustee the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred by the Authority or the Trustee.

          SECTION 7.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. To entitle the Authority or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Authority hereunder shall also extend to the Trustee, and the Trustee and the Holders of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

          SECTION 7.5. WAIVERS. No delay or omission of the Authority or the Trustee to exercise any right or power arising upon the occurrence of any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Agreement to the Authority or the Trustee may be exercised from time to time and as often as may be deemed expedient. In the event any agreement or covenant contained in this Agreement should be breached by the Borrower and thereafter waived by the Authority or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                 ARTICLE VIII

                                  PREPAYMENT

          SECTION 8.1. REDEMPTION OF BONDS WITH PREPAYMENT MONEYS. By virtue of the assignment of the rights of the Authority under this Agreement to the Trustee as is provided in Section 4.5, the Borrower agrees to and shall pay directly to the Trustee any amount permitted or required to be paid by it under this Article VIII. The Indenture provides that the Trustee shall

                                      20.

use the moneys so paid to it by the Borrower, pursuant to the written instructions of the Borrower, to redeem the Bonds on the date set for such redemption pursuant to Section 8.5.

          SECTION 8.2. OPTIONS TO PREPAY INSTALLMENTS. The Borrower shall have the option to prepay the Loan Repayments payable under Section 4.2(a) hereof by paying to the Trustee the amount set forth in Section 8.4, for deposit in the Revenue Fund, to be applied to the redemption of Bonds as set forth below on the earliest date such Bonds are subject to redemption pursuant to the Indenture and as to which notice of redemption can be given in accordance with the Indenture, at the redemption prices set forth below, under the following circumstances:

          (a) The Borrower may prepay such amounts in whole, and cause all of the Outstanding Bonds to be redeemed at the redemption price set forth in
Section 4.01(5) of the Indenture, if any of following shall have occurred and written consent shall have been received from the Standby Letter of Credit Bank:

               (i) The Project shall have been damaged or destroyed, in whole or in part, by fire or other casualty and the Authority and the Trustee receive a Certificate of an Authorized Representative of the Borrower to the effect that: (1) it is not practicable or desirable to rebuild, repair or restore the Project within a period of six consecutive months following such damage or destruction, (2) the Borrower is or will be thereby prevented from carrying on its normal operations at the Project for a period of at least six consecutive months, or (3) the cost of restoration of the Project would substantially exceed the Net Proceeds of insurance carried thereon; or

               (ii) Title to, or the temporary use of, all or substantially all of the Project shall have been taken by any governmental authority, or any Person acting under governmental authority, exercising the power of eminent domain and the Authority and the Trustee receive a Certificate of an Authorized Representative of the Borrower to the effect that: (1) the Borrower is thereby prevented from carrying on its normal operations at the Project for a period of at least six consecutive months or (2) the Project is unsuitable for use by the Borrower;

          (b) The Borrower may prepay all or any part of the Loan Repayments payable under Section 4.2(a) hereof from any available funds and cause all or any part of the Outstanding Bonds to be redeemed at the redemption prices set forth in Section 4.01(2) or 4.01(6) of the Indenture, as applicable, but subject to any additional requirements of the Master Reimbursement Agreement or the Standby Reimbursement Agreement.

          SECTION 8.3. MANDATORY PREPAYMIENT. (a) The Borrower shall have and hereby accepts the obligation to prepay in full the Loan Repayments payable under Section 4.2(a) hereof, by paying to the Trustee the amount set forth in
Section 8.4 for deposit to the Revenue Fund to be used to redeem all the Outstanding Bonds on the earliest date such Bonds are subject to redemption pursuant to the Indenture and as to which notice of the redemption can be given in accordance with the Indenture, at the redemption prices set forth in Section 4.01(5) of the Indenture with respect to subsection (i) below, Section 4.01(3) of the Indenture with respect to subsections (ii) and (iii) below, and in the Indenture Sections noted with respect to subsection (iv) below:

               (i) if and when as a result of any changes in the Constitution of the United States of America or the California Constitution or as a result of any legislative, judicial or administrative action, this Agreement shall have become void or unenforceable or impossible of

                                      21.

     performance in accordance with the intention and purposes of the parties hereto, or shall have been declared unlawful.

               (ii) if, due to the untruth or inaccuracy of any representation or warranty made by the Borrower herein or in connection with the offer and sale of the Bonds, or the breach of any covenant or warranty of the Borrower contained in this Agreement, interest on the Bonds, or any of them, is determined not to be Tax-exempt to the Holders thereof (other than a Holder who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code) by a final administrative determination of the Internal Revenue Service or final judicial decision of a court of competent jurisdiction in a proceeding of which the Borrower received notice and was afforded an opportunity to participate in to the full extent permitted by law. A determination or decision will be considered final for this purpose when all periods for administrative and judicial review have expired.

               (iii) if the amount set forth in Item 3 of Annex A exceeds $1,000,000 and if either: (i) the Borrower or any other Principal User of the Project files a notice with the Authority and the Trustee to the effect that the capital expenditure limitation of Section 144(a)(4) of the Code has been exceeded, or will be exceeded, within a period of 60 days; or (ii) there is a final determination (as defined in subsection (b) above) by the Internal Revenue Service or a court of competent jurisdiction that such capital expenditures limitation has been exceeded.

               (iv) if mandatory redemption is required by any of Sections 4.01(4), (7), (8), (9) or (10) of the Indenture.

The amount payable by the Borrower in the event of a prepayment required by this Section shall be determined as set forth in Section 8.4 hereof and shall be deposited in the Revenue Fund upon demand by the Authority or the Trustee.

          (b) The Borrower shall prepay all or any part of the Loan Repayments payable under Section 4.2(a) from Net Proceeds under the circumstances described in Section 6.2(b) hereof, and cause all or any part of the Outstanding Bonds to be redeemed at the redemption price set forth in
     Section 4.01(5) of the Indenture.

          SECTION 8.4. AMOUNT OF PREPAYMENT. In the case of a prepayment in full of the Loan Repayments payable under Section 4.2(a) pursuant to Section 8.2 or 8.3, the amount to be paid shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay (1) the redemption price specified in the applicable subsections of Section 8.2 or 8.3, for all Outstanding Bonds, plus all interest accrued and to accrue to the redemption date, (2) all reasonable and necessary fees and expenses of the Authority, the Trustee and any paying agent allowable pursuant to this Agreement and the Indenture accrued and to accrue through final payment of the Bonds and
(3) all other liabilities of the Borrower accrued and to accrue under this Agreement.

          In the case of partial prepayment of the Loan Repayments payable under
Section 4.2(a) pursuant to Section 8.2 or 8.3, the amount to be paid shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the redemption price specified in the applicable subsections of Section 8.2 or 8.3, for the Bonds to be redeemed, plus all interest accrued and to accrue to the redemption date, and to pay expenses of redemption of such Bonds. All partial prepayments of the Loan Repayments shall be applied in inverse order of the due dates thereof, or as otherwise provided in the Indenture.

                                      22.

          SECTION 8.5. NOTICE OF PREPAYMENT. To exercise an option to prepay Loan Repayments granted by this Article VIII, the Borrower shall give written notice to the Authority, the Bank, the Standby Letter of Credit Bank and the Trustee not less than ten (10) days prior to such prepayment specifying the date upon which any prepayment will be made and the amount of such prepayment. If the Borrower fails to give such notice of a prepayment of Loan Repayments, the Indenture provides that the Trustee shall hold such prepayment in the Redemption Fund.

                                  ARTICLE IX

             NON-LIABILITY OF AUTHORITY; EXPENSES; INDEMNIFICATION

          SECTION 9.1. NON-LIABILITY OF AUTHORITY. The Authority shall not be obligated to pay the principal of, or premium, if any, or interest on the Bonds, except from Revenues. The Borrower hereby acknowledges that the Authority's sole source of moneys to repay the Bonds will be provided by the payments made by the Borrower pursuant to this Agreement, together with other Revenues, including investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Borrower shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium or interest, including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Borrower, the Authority or any third party.

          SECTION 9.2. EXPENSES. The Borrower covenants and agrees to pay, and to indemnify the Authority and the Trustee against, all costs and charges, including reasonable fees and disbursements of attorneys, accountants, consultants and other experts, incurred in good faith in connection with this Agreement, the Bonds or the Indenture.

          SECTION 9.3. INDEMNIFICATION. The Borrower releases the Authority and the Trustee from, and covenants and agrees that neither the Authority nor the Trustee shall be liable for, and covenants and agrees to indemnify and hold harmless the Authority and the Trustee and their officers, employees and agents from and against, any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from, or in any way connected with (1) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of, the Project or any part thereof; (2) the issuance of any Bonds or any certifications or representations made in connection therewith and the carrying out of any of the transactions contemplated by the Bonds, the Indenture, or this Agreement;
(3) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture; or (4) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any official statement or other offering circular utilized by any underwriter or placement agent in connection with the sale of any Bonds; provided that in each case such indemnity. shall not be required for damages that result from the willful misconduct on the part of the party seeking such indemnity. The indemnity required by this Section shall be only to the extent that any loss sustained by the Authority or the Trustee exceeds the Net Proceeds the Authority or the Trustee receives from any insurance carried by the

                                      23.

Borrower with respect to the loss sustained. The Borrower further covenants and agrees to pay or to reimburse the Authority and the Trustee and their officers, employees and agents for any and all costs, reasonable attorneys fees, liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the willful misconduct of the party claiming such payment or reimbursement. The provisions of this Section shall survive the retirement of the Bonds and the termination of this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.1. NOTICES. All notices, certificates, or other communications given hereunder shall be deemed sufficiently given on (i) the day such notices, certificates or other communications are received when sent by personal delivery, including tested telex or facsimile communication, or (ii) the third day following the day on which the same have been mailed by first class, postage prepaid, addressed to the Authority, the Borrower, the Trustee, the Tender Agent, the Bank or the Standby Letter of Credit Bank, as the case may be, at the address set forth for such party in Item 8 of Annex A hereto. A duplicate copy of each notice, certificate, or other communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee, the Tender Agent, Borrower's counsel, the Standby Letter of Credit Bank and the Bank. The Authority, the Borrower, the Trustee, the Tender Agent, the Standby Letter of Credit Bank, and the Bank may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates, or other communications shall be sent.

          SECTION 10.2. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

          SECTION 10.3. EXECUTION OF COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement by the Trustee and the Bank under Division 9 of the California Uniform Commercial Code, only the counterpart delivered, pledged, and assigned to the Trustee shall be deemed the original.

          SECTION 10.4. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to their payment in full, or provision for such payment having been made as provided in the Indenture, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee, the Bank, and the Standby Letter of Credit Bank.

          SECTION 10.5. GOVERNING LAW. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State as a contract executed and delivered within the State and to be fully performed within the State.

          SECTION 10.6. AUTHORIZED REPRESENTATIVE OF THE BORROWER. Whenever under the provisions of this Agreement the approval of the Borrower is required or the Authority or the Trustee is required to take some action at the request of the Borrower, such approval or such request shall be given on behalf of the Borrower by the Authorized Representative of the Borrower,

                                      24.

and the Authority and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

          SECTION 10.7. TERM OF THE AGREEMENT. This Agreement shall be in full force and effect from the date hereof and shall continue in effect as long as any of the Bonds remain Outstanding or the Master Letter of Credit remains in effect, whichever is later. All representations and certifications by the Borrower as to all matters affecting the Tax-exempt status of the Bonds and all indemnifications by the Borrower to the Authority or the Trustee shall survive the termination of this Agreement.

          SECTION 10.8. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Borrower and their respective successors and assigns; subject, however, to the limitations contained in Section 5.2 hereof.

          SECTION 10.9. BROKERAGE CONFIRMATIONS. To the extent regulations of the Comptroller of Currency or other applicable regulatory entity require the Trustee to deliver to the Borrower brokerage confirmations of investment transactions as they occur, the receipt of such confirmations is specifically waived to the extent permitted by law. The Trustee shall provide to the Borrower monthly transaction statements which shall include details with respect to all investment transactions made, pursuant to Section 5.05 of the Indenture, by the Trustee, on behalf of and at the written direction of the Borrower.

                                      25.

          IN WITNESS WHEREOF, the California Statewide Communities Development Authority has caused this Agreement to be executed in its name and the Borrower has caused this Agreement to be executed in its name, all as of the date first above written.

                                      CALIFORNIA STATEWIDE COMMUNITIES
                                      DEVELOPMENT AUTHORITY

                                      By: /s/ (Member of Commission)
                                          --------------------------
                                                       Member of Commission
                                                         of the Authority

                                      PEET'S COFFEE & TEA, INC.

                                      By: /s/ Bob C. Donogan
                                          -------------------------------
                                                       Authorized Representative

                                   EXHIBIT A

                                  THE PROJECT
                                  -----------

          The rehabilitation and equipping of an approximately 60,000 square foot manufacturing facility to be used for the roasting and processing of coffee beans.

                               PROJECT LOCATION
                               ----------------

                               1400 Park Avenue
                               Emeryville, California

                                   EXHIBIT B
                                   ---------

          A copy of the Tax Certificate and Agreement is included in this transcript under Tab No. 13.

                                    ANNEX A
                                    -------

Item 1 - Peet's Coffee & Tea, Inc., a corporation duly organized and existing under and pursuant to the laws of the State of Washington.

Item 2 - California Statewide Communities Development Authority Weekly Adjustable/Fixed Rate Industrial Development Revenue Bonds, Series 1995E (Peet's Coffee & Tea, Inc. Project)

Item 3 -       $3,500,000 (aggregate principal amount).

Item 4 -       Date of Delivery: December 6, 1995.

Item 5 -       $40,274 (Deposit to Revenue Fund from proceeds).

Item 6 -       A. $70,000     (Deposit to Costs of Issuance Fund from proceeds).
               B. $77,200     (Deposit to Costs of Issuance Fund from Borrower
                              Funds).
               C. $3,389,726  (Deposit to Project Fund).

Item 7 -       Inducement Resolution Date: September 6, 1995.

Item 8 -       If to the Authority -

               California Statewide Communities
               Development Authority
               1100 K Street, Suite 101
               Sacramento, California 95814

If to the Trustee -

               First Trust of California,
               National Association
               101 California Street, Suite 1150
               San Francisco, California 94111
               Attn: Municipal Trusts and Agency

If to the Bank -

               State Teachers' Retirement System
               7667 Folsom Boulevard
               P.O. Box 163749
               Sacramento, California 95816

                                     A-1.

If to the Borrower -

               Peet's Coffee & Tea, Inc.
               1310 65th Street
               Emeryville, California 94608
               Attn: Robert C. Donegan

If to the Standby Letter of Credit Bank -

               Union Bank
               1800 Harrison Street
               Oakland, California 94612
               Attn: David Jochim

If to the Tender Agent -

               First Trust of California, National Association
               101 California Street, Suite 1150
               San Francisco, CA 94111
               Attn: Municipal Trusts and Agency

If to the Administrator -

               HB Capital Resources, Ltd.
               1470 Maria Lane, Suite 400
               Walnut Creek, California 94596

                                     A-2.

Item 9 -       Sinking Fund Installments:


                                Principal
               December 1         Amount
              ------------     -----------
                1997            $440,000
                1998             440,000
                1999             440,000
                2000             440,000
                2001             440,000
                2002             440,000
                2003             440,000
                2004             140,000
                2005             140,000
                2006             140,000

Item 10 -      Maturity Date - December 1, 2006.

Item 11 -      Date Bonds Are Eligible To Be Tendered - January 3, 1996.

                                     A-3.